Date: 12 December 2007

To: The Directors
ASM Acquisition Company Limited (the "Company")

We apply for and request you to allot to me 4,312,500 units, each unit consisting of one ordinary share of par value US$0.001 each and one warrant to subscribe for one ordinary share of par value US$0.001 each in the authorised capital of the Company. We undertake to pay all calls made upon the said shares as and when required by the directors to do so.

We agree to take the said 4,312,500 ordinary shares subject to the Memorandum and Articles of Association of the Company and we authorise you to enter the following name and address in the register of members of the Company:

ASM SPAC(1) Limited

Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146,
Road Town, Tortola, British Virgin Islands.

We designate the following telephone and facsimile numbers for services of notice for all Members' meetings. Notice by telephone or facsimile to either of the said numbers will constitute good and sufficient notice to us and we agree to advise you of any change in these particulars:

Telephone: 852-21060888

Facsimile: 852-28683082

Yours faithfully,

For and on behalf of
ASM Advisors Limited

X [signature]

Authorized Signature(s)

For and on behalf of
ASM SPAC(1) Limited